BYLAWS OF IC PLACES, INC.

Part A. Board of Directors

1. Subject to state law and the articles of incorporation, the business and affairs of this corporation shall be managed by and all corporate powers shall be exercised by or under the direction of the board of directors.

2. Each director shall exercise such powers and otherwise perform such duties in good faith and in the manner provided for by law.

3. This corporation shall have two (2) directors. This number may be changed by amendment of the bylaws, adopted by the vote or written consent of a majority of shareholders entitled to vote. The term “board of directors” as used in these bylaws means the number of directors authorized in this paragraph, even if that number is one.

4. Directors shall be elected at each annual meeting of the shareholders to hold office until the next annual meeting, subject to any rights of shareholders outlined in any shareholder’s agreement. Each director, including a director elected to fill a vacancy, shall hold office until expiration of the term for which elected and until a successor has been elected and qualified.

5. Vacancies in the board of directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director. Each director so elected shall hold office until the next annual meeting of the shareholders and until a successor has been elected and qualified.

6. A vacancy in the board of directors shall be deemed to exist in the event of the death, resignation, or removal of any director, or if the shareholders fail, at any meeting of the shareholders at which any directors are elected, to elect the full number of authorized directors. The shareholders may elect a director or directors to fill any vacancy or vacancies not filled by the directors, but any such election by written consent shall require a consent of a majority of the outstanding shares entitled to vote. Any director may resign effective upon giving written notice to the President or the Secretary, unless the notice specifies a later time for that resignation to become effective. If the resignation of a director is effective at a future time, the shareholders may elect a successor to take office when the resignation becomes effective. No reduction of the authorized number of directors shall have the effect of removing any director before the director’s term of office expires.

7. The entire board of directors or any individual director named may be removed from office as provided by state law. In such a case, the shareholder(s) may elect a successor director to fill such vacancy for the remaining unexpired term of the director so removed.

8. Regular meetings of the board of directors shall be held at any place within or without the state of Delaware that has been designated from time to time by resolution of the board. In the absence of such resolution, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the board shall be held at any place within or without the state of Delaware that has been designated in the notice of the meeting or, if not stated in the notice or there is no notice, at the principal executive office of the corporation. Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all directors participating in such meeting can hear one another, and all such directors shall be deemed to have been present in person at such meeting.

9. Immediately following each annual meeting of shareholders, the board of directors shall hold a regular meeting for the purpose of organization, the election of officers, and the transaction of other business. Notice of this meeting shall not be required. Minutes of any meeting of the board, or any committee of the board, shall be maintained by the Secretary or other officer designated for that purpose.

10. Other regular meetings of the board of directors shall be held without call at such time as shall from time to time be fixed by the board of directors. Such regular meetings may be held without notice, provided the time and place of such meetings has been fixed by the board of directors, and further provided the notice of any change in the time of such meeting shall be given to all the directors. Notice of a change in the determination of the time shall be given to each director in the same manner as notice for special meetings of the board of directors. If said day falls upon a holiday, such meetings shall be held on the next succeeding day thereafter.

11. Special meetings of the board of directors for any purpose or purposes may be called at any time by the Chairman of the Board or the President or any Vice President or the Secretary or any two directors.

12. Notice of the time and place for special meetings shall be delivered personally or by telephone to each director or sent by first class mail or telegram, charges prepaid, addressed to each director at his or her address as it is shown in the records of the corporation. In case such notice is mailed, it shall be deposited in the United States mail at least ten (10) days prior to the time of holding of the meeting. In case such notice is delivered personally or by telephone or telegram, it shall be delivered personally or by telephone or to the telegram company at least forty-eight (48) hours prior to the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose of the meeting nor the place, if the meeting is to be held at the principal executive of the corporation.

13. The transactions of any meeting of the board of directors, however called, noticed, or wherever held, shall be as valid as though had at a meeting duly held after the regular call and notice if a quorum be present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes thereof. Waiver of notices or consents need not specify the purpose of the meeting. All such waivers, consents, and approvals shall be filed with the corporate records or made part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any director who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to adjourn as otherwise provided in these bylaws. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum was present shall be regarded as the act of the board of directors.

14. A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

15. Notice of the time and place of the holding of an adjourned meeting need not be given, unless the meeting is adjourned for more than twenty-four (24) hours, in which case notice of such time and place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

16. Any action required or permitted to be taken by the board of directors may be taken without a meeting with the same force and effect as if taken by unanimous vote of directors, if authorized by a consent in writing signed individually or collectively by all members of the board. Such consent shall be filed with the regular minutes of the board.

17. Directors and members of a directors’ committee may receive such compensation and such reimbursement of expenses as may be fixed or determined by resolution of the board of directors. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, employee, or otherwise and receiving compensation for such services.

18. Committees of the board may be appointed by resolution passed by a majority of the whole board. Committees shall be composed of two (2) or more members of the board and shall have such powers of the board as may be expressly delegated to them by resolution of the board of directors. The board may designate one (1) or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. Committees shall have such powers of the board of directors as may be expressly delegated to it by resolution of the board of directors.

19. The board of directors from time to time may elect one (1) or more persons to be advisory directors, who shall not by such appointment be members of the board of directors. Advisory directors shall be available from time to time to perform special assignments specified by the President, to attend meetings of the board of directors upon invitation and to furnish consultation to the board. The period during which the title shall be held may be prescribed by the board of directors. If no period is prescribed, the title shall be held at the pleasure of the board.

Part B. Officers

20. The principal officers of the corporation shall be a President, a Secretary, and a Chief Financial Officer who may also be called Treasurer. The corporation may also have, at the discretion of the board of directors, one or more Vice Presidents, one or more Assistant Secretaries, and such other officers as may be appointed in accordance with paragraph 22 of these bylaws. One person may hold two or more offices.

21. The principal officers of the corporation, except such officers as may be appointed in accordance with paragraph 22 of these bylaws, shall be chosen by the board of directors, and each shall serve at the pleasure of the board of directors, subject to the rights, if any, of an officer under any contract of employment.

22. The board of directors may empower the President to appoint and remove such officers (other than the principal officers) as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in the bylaws or as the board of directors may from time to time determine.

23. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by a majority of the directors at that time in office, at any regular or special meeting of the board or, excepting the case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors.

24. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause shall be filled in the manner prescribed in these bylaws for regular appointments to such office.

25. The Chairman of the Board, if an officer be elected, shall, if present, preside at all meetings of the board of directors and exercise and perform such other powers and duties as may from time to time be assigned to him by the board of directors or prescribed by the bylaws. If there is no President, the Chairman of the Board shall in addition be the Chief Executive Officer of the corporation and shall have the powers and duties prescribed in paragraph 26 of these bylaws.

26. Subject to such supervisory powers, if any, as may be given by the board of directors to the Chairman of the Board, if there be such an officer, the President shall be the Chief Executive Officer of the corporation and shall, subject to the control of the board of directors, have general supervision, direction, and control of the business and the officers of the corporation. He or she shall preside at all the meetings of the shareholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of shareholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the board of directors. He or she shall have the general powers and duties of management usually vested in the office of President of a corporation, shall be ex officio a member of all the standing committees, including the executive committee, if any, and shall have such other powers and duties as may be described by the board of directors or the bylaws.

27. In the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the board of directors, shall perform all the duties of the President, and so acting shall have all the powers of, and be subject to the restriction upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors or the bylaws, the President, or the Chairman of the Board.

28. The Secretary shall keep or cause to be kept at the principal executive office or such other place as the board of directors may order, a book of minutes of all meetings of directors, committees of directors, and shareholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors and committee meetings, the number of shares present or represented at shareholders’ meetings, and the proceedings thereof. The Secretary shall keep or cause to be kept at the principal office or at the office of the corporation’s transfer agent, a share register, or duplicate share register, showing the names of the shareholders and their addresses; the number of classes of shares held by each; the number and date of certificates issued for the same; and the number and date of cancellation of every certificate surrendered for cancellation. The Secretary shall give or cause to be given notice of all meetings of the shareholders and of the board of directors required by the bylaws or by law to be given, shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by the bylaws.

29. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director. The Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the board of directors. He or she shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the President and directors, whenever they request it, an account of all of his or her transactions as Chief Financial Officer and of the financial condition of the corporation, and shall have other powers and perform such other duties as may be prescribed by the board of directors or the bylaws.

Part C. Shareholders

30. Meetings of shareholders shall be held at any place designated by the board of directors. In the absence of any such designation, shareholders’ meetings shall be held at the principal executive office of the corporation.

31. The annual meeting of the shareholders shall be held on March 1. If this day be a legal holiday, then the meeting shall be held on the next succeeding business day, at the same time. At the annual meeting, the shareholders shall elect a board of directors, report the affairs of the corporation, and transact such other business as may properly be brought before the meeting. If the above date is inconvenient, the annual meeting of shareholders shall be held each year on a date and at a time designated by the board of directors within twenty (20) days of the above date upon proper notice to all shareholders.

32. A special meeting of the shareholders, for any purpose or purposes whatsoever, may be called at any time by the board of directors, or by the Chairman of the board of directors, or by the President, or by one or more shareholders holding shares in the aggregate entitled to cast not less than 10% of the votes at any such meeting. If a special meeting is called by any person or persons other than the board of directors, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the Chairman of the board, the President, any Vice President, or the Secretary of the corporation. The officer receiving such request shall forthwith cause notice to be given to the shareholders entitled to vote, in accordance with the provisions of paragraphs 33 and 34 of these bylaws, that a meeting will be held at the time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after receipt of the request, the person or persons requesting the meeting may give the notice in the manner provided in these bylaws. Nothing contained in this paragraph shall be construed as limiting, fixing, or affecting the time when a meeting of shareholders called by action of the board of directors may be held.

33. Notice of meetings, annual or special, shall be given in writing not less than ten (10) nor more than sixty (60) days before the date of the meeting, to shareholders entitled to vote thereat by the Secretary or the Assistant Secretary, or if there be no such officer, or in the case of his or her neglect or refusal, by any director or shareholder. Such notices or any reports shall be given personally or by mail or by other means of communication as provided by state law, and shall be sent to each shareholder’s address appearing on the books of the corporation or supplied by him or her to the corporation for the purposes of notice. Notice of any meeting of shareholders shall specify the place, date, and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted, and no other business may be transacted, or (ii) in the case of an annual meeting, those matters which the board of directors, at the date of the mailing of notice, intends to present for action by the shareholders. At any meetings where directors are elected, notice shall include the names of the nominees, if any, intended at the date of notice to be presented by the management for election.

34. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting of shareholders shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

35. Any shareholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at such meeting, either in person or by proxy, but in the absence of a quorum, no other business may be transacted at such meeting. When any meeting of shareholders, whether annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at a meeting at which the adjournment is taken, unless a new record date for the adjourned meeting is fixed, or unless a new record date for the adjourned meeting is fixed, or unless the adjournment is for more than forty-five (45) days from the date set for the original meeting, in which case the board of directors shall set a new record date. Notice of any such adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of paragraph 33 of these bylaws.

36. The transactions at any meeting of shareholders, whether annual or special, however called and noticed, and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to a holding of the meeting or any approval of the minutes thereof. All such waivers, consents, or approvals shall be filed with the corporate records of made a part of the minutes of the meeting.

37. A shareholder’s attendance at a meeting shall constitute a waiver of notice of such meeting, except when the shareholder objects at the beginning of the meeting.

38. Any action which may be taken at a meeting of the shareholders may be taken without a meeting or notice of meeting if authorized by a consent in writing signed by all of the shareholders entitled to vote at a meeting for such purpose and filed with the Secretary of the corporation.

39. Unless otherwise provided by state law, any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice if a consent in writing setting forth the action so taken shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

40. Unless the consents of all shareholders entitled to vote have been solicited in writing, prompt notice shall be given of the taking of any other corporate action approved by shareholders without a meeting by less than unanimous written consent, to each of those shareholders entitled to vote who have not consented in writing.

41. Only persons in whose names shares entitled to vote stand on the stock records of the corporation on the day fixed by the board of directors for the determination of the shareholders of record shall be entitled to vote at any shareholders’ meeting. The board of directors may fix a time as a record date for the determination of the shareholders entitled to notice of and to vote at any such meeting, or entitled to receive any such dividend or distribution or any allotment of rights or to exercise the rights in respect to any such change, conversion, or exchange of shares, In such case only shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting, or to receive such dividends, distribution, or allotment of rights or to exercise such rights, as the case may be, notwithstanding a transfer of any share on the books of the company after any record date fixed as aforesaid.

42. Every shareholder entitled to vote for directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a proxy validly executed by the shareholder. A proxy may be executed by written authorization signed, or by electronic transmission authorized, by the shareholder or the shareholder’s attorney in fact, giving the proxy holder(s) the power to vote the shareholder’s shares. A proxy shall be deemed signed if the shareholder’s name or other authorization is placed on the proxy (whether by manual signature, typewriting, telegraphic or electronic transmission, or otherwise) by the shareholder or the shareholder’s attorney in fact. A proxy may also be transmitted orally by telephone if submitted with information from which it may be determined that the proxy was authorized by the shareholder or the shareholder’s attorney in fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless revoked by the person executing it, prior to the vote pursuant thereto, by a writing delivered to the corporation stating that the proxy is revoked or by a subsequent proxy executed by or attendance at the meeting and voting in person by the person executing the proxy; provided, however, that no such proxy shall be valid after the expiration of eleven (11) months from the date of such proxy, unless otherwise provided in the proxy.

43. The President, or in the absence of the President, any Vice President shall call the meeting of the shareholders to order and shall act as Chairman of the meeting. In the absence of the President and all the Vice Presidents, shareholders shall appoint a Chairman at such meeting. The Secretary of the corporation shall act as Secretary of all meetings of the shareholders, but in the absence of the Secretary at any meeting of the shareholders, the presiding officer shall appoint any person to act as such Secretary of the meeting.

Part D. Shares

44. Certificates for shares shall be of such form and device as the board of directors may designate and shall state the name of the record holder of the shares represented thereby; its number and date of issuance; the number of shares for which it is issued; a statement of the rights, privileges, preferences, and restrictions, if any; a statement as to the redemption or conversion, if any; a statement of liens or restrictions upon transfer or voting, if any; and if the shares be assessable or if assessments are collectible by personal action, a plain statement of such facts.

45. Upon surrender to the Secretary or transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction on its books.

46. In order that the corporation may determine the shareholders entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any lawful action, the board may fix in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days prior to the date of such meeting nor more than sixty (60) days prior to any other action. If no record date is fixed:

(a) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of the business on the business day next preceding the day on which notice is given or, if notice is waived, at close of business on the business day next preceding the day on which the meeting is held.

(b) The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the board is necessary, shall be the day on which the first written consent is given.

(c) The record date for determining shareholders for any other purpose shall be the close of business on the day on which the board adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such other action, whichever is later.

Part E. Miscellaneous Matters

47. The corporation may at its option, to the maximum extent permitted by law and by the articles, indemnify each of its agents against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the corporation. For the purposes of this section, an “agent” of the corporation includes any person who is or was a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, or was a director, officer, employee, or agent of a corporation which was a predecessor corporation of the corporation or of any other enterprise at the request of such predecessor corporation.

48. The corporation shall keep at its principal executive office, or at the office of its transfer agent or registrar, if either be appointed, and as determined by resolution of the board of directors, a record of its shareholders and the number and class of shares held by each shareholder.

49. The corporation shall keep at its principal executive office, or if its principal executive office is not in this state, at its principal business office in this state, the original or a copy of the bylaws amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours.

50. The board of directors, except as in the bylaws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances; and, unless so authorized or ratified by the board of directors or within the agency power of any officer, no officer, agent, or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or to any amount.

51. The Chairman of the Board, the President, or any Vice President, or any other person authorized by resolution of the board of directors or by any of the foregoing designated officers, is authorized to vote on behalf of the corporation any and all shares of any other corporation or corporations, foreign or domestic, standing in the name of the corporation. The authority herein granted to said officers to vote or represent on behalf of the corporation any and all shares held by the corporation in any other corporation or corporations may be exercised by any such officer in person or by any person authorized to do so by proxy duly elected by said officer.

52. These bylaws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that if the Articles of Incorporation of the corporation set forth the number of authorized directors of the corporation, the authorized number of directors may be changed only by an amendment of the Articles of Incorporation. Bylaws may be adopted, amended, or repealed by the board of directors.

CERTIFICATE

I, Steven Samblis, hereby certify that I am the Secretary of the initial meeting of IC Places, Inc.

The foregoing bylaws, consisting of nine pages, are a true and correct copy of the bylaws of the corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the corporation this 7th day of November, 2004.

Steven Samblis